EXHIBIT 10.17
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                                 PROMISSORY NOTE

$ 2,879,840.00                    Miami, Florida              September 18, 2001
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         FOR VALUE RECEIVED, the undersigned promises to pay to the order of
EQUITY ONE, INC., a Maryland Corporation the principal sum of TWO MILLION EIGHT HUNDRED SEVENTY NINE THOUSAND EIGHT HUNDRED FORTY DOLLARS ($2,879,840.00), together with interest thereon from date, at the rate of five and NO/100 (5.00%) percent per annum until maturity, payable interest only in the sum of $35,998.00 quarterly, commencing on December 30, 2001 and each March 30, June 30, September 30 and December 30 thereafter until September 30, 2006, when the principal balance of $2,879,840.00 plus accrued interest, if any, shall be due and payable; Said principal and interest being payable in lawful money of the United States or its equivalent,


                                EQUITY ONE, INC.
                          1696 N.E. Miami Gardens Drive
                           North Miami Beach, FL 33179


         This note may be prepaid, in part or in full, at any time; without prepayment penalty. Any payment received more than ten (10) days after the due date shall be subject to a five (5%) per cent late fee. In the event any payment is not received within ten (10) days of the due date, then in such event, the borrower shall be deemed in default, the interest rate thereafter will automatically increase to the maximum rate then permitted by law and Mortgagee shall be entitled to all remedies available.

         The holder hereof shall have the optional right to declare the principal sum disbursed hereunder and all accrued interest thereon to be due and forthwith payable in advance of the maturity date fixed herein upon the failure of the undersigned to pay, when due, any one of the installments of interest or, at the option of the holder, upon the occurrence of any other event of default by the undersigned in the Mortgage securing this Note after 15 days written notice from the Holder to Maker. Failure to exercise this option with respect to any failure or breach by the undersigned shall not constitute a waiver of the right as to any subsequent failure or breach.

         In no event shall interest (including any charge or fee held to be interest by a court of competent jurisdiction) accrue to be payable herein in excess of the highest contract rate allowable by law for the time such indebtedness shall be outstanding and unpaid, and if by reason of the acceleration of maturity of such indebtedness, or for any other reason, interest in excess of the highest legal rate shall be due or paid, any such excess shall constitute and be treated as a payment on the principal hereof and shall operate to reduce such principal by the amount of such excess, or if in excess of the principal indebtedness, such excess shall be waived or refunded to the maker.


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         Each maker and endorser severally waives demand, protest, notice of maturity and notice of nonpayment and all requirements necessary to hold each of them liable as makers and endorser.

         Each maker and endorser further agrees, jointly and severally, to pay all costs of collection, including a reasonable attorney's fee in case the principal of this note or any payment on the principal or any interest thereon is not paid at the respective maturity thereof, or in case it becomes necessary to protect the security hereof, whether suit be brought or not.

         Upon default, this note and deferred interest payments shall bear interest at the maximum rate allowed by law.

         This note is secured by a Pledge Agreement of even date herewith and is to be construed and enforced according to the laws of the State of Florida; upon default in the payment of principal and/or interest due on any note secured by said Pledge Agreement, all notes so secured and remaining unpaid shall forthwith become due and payable notwithstanding their tenor.

         All of the covenants, conditions, and agreements contained in the Pledge Agreement and any other document evidencing the loan are hereby made a part of this instrument.

         The Lender and the Maker specifically agree that they waive all rights to rely on or enforce any oral statements made prior to or subsequent to the signing of this document.

         The Lender and the Maker hereby knowingly, voluntarily and intentionally waive the right either may have to a trial by jury with respect to any litigation based hereon, or arising out of, under or in connection with this document, and any agreement contemplated to be executed in conjunction herewith, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of either party made before, during, or after the execution of this document.

         Venue and jurisdiction shall be in Miami Dade County, Florida, for any affirmative or defensive legal proceeding in connection with this document and/or any other document signed by the mortgagors, and/or borrowers in favor of the Lender.

         In Witness Whereof, the parties have set their hands and seals on the date first above written.

                                           /s/ Chaim Katzman
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                                           CHAIM KATZMAN






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